                                                                     EXHIBIT 4.1

                        BARCLAYS GLOBAL INVESTORS, N.A.,
                                   as Sponsor

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                                   ----------

                           Depositary Trust Agreement

                            iShares COMEX Gold Trust

                                   ----------

                          Dated as of __________, 2004

                                TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
DEPOSITARY TRUST AGREEMENT............................................................................. 1

ARTICLE 1 DEFINITIONS AND RULES OF CONSTRUCTION........................................................ 2

  Section 1.1.  Definitions............................................................................ 2
  Section 1.2.  Rules of Construction.................................................................. 7

ARTICLE 2 CREATION AND DECLARATION OF TRUSTS; FORM OF CERTIFICATES; DEPOSIT OF GOLD; DELIVERY,
          REGISTRATION OF TRANSFER AND SURRENDER OF SHARES............................................. 8

  Section 2.1.  Creation and Declaration of Trust; Business of the Trust............................... 8
  Section 2.2.  Form of Certificates; Book-Entry System; Transferability of Shares..................... 8
  Section 2.3.  Deposit of Gold........................................................................11
  Section 2.4.  Delivery of Shares.....................................................................12
  Section 2.5.  Registration and Registration of Transfer of Shares; Combination and Split-up of
                Certificates...........................................................................13
  Section 2.6.  Surrender of Shares and Withdrawal of Trust Property...................................14
  Section 2.7.  Limitations on Delivery, Registration of Transfer and Surrender of Shares..............15
  Section 2.8.  Lost Certificates, Etc. ...............................................................16
  Section 2.9.  Cancellation and Destruction of Surrendered Certificates...............................16
  Section 2.10. Splits and Reverse Splits of Shares....................................................16

ARTICLE 3 CERTAIN OBLIGATIONS OF REGISTERED OWNERS OF SHARES...........................................17

  Section 3.1.  Liability of Registered Owner for Taxes and Other Governmental Charges.................17
  Section 3.2.  Warranties on Deposit of Gold..........................................................18

ARTICLE 4 ADMINISTRATION OF THE TRUST..................................................................18

  Section 4.1.  Evaluation of Gold.....................................................................18
  Section 4.2.  Responsibility of the Trustee for Evaluations..........................................19
  Section 4.3.  Trust Evaluation.......................................................................19
  Section 4.4.  Cash Distributions.....................................................................20
  Section 4.5.  Other Distributions....................................................................20
  Section 4.6.  Fixing of Record Date..................................................................21
  Section 4.7.  Payment of Expenses; Gold Sales........................................................21

  Section 4.8.  Statements and Reports.................................................................22
  Section 4.9.  Further Provisions for Gold Sales......................................................23
  Section 4.10. Counsel................................................................................23
  Section 4.11. Grantor Trust..........................................................................23

ARTICLE 5 THE TRUSTEE AND THE SPONSOR..................................................................24

  Section 5.1.  Maintenance of Office and Transfer Books by the Trustee................................24
  Section 5.2.  Prevention or Delay in Performance by the Sponsor or the Trustee.......................25
  Section 5.3.  Obligations of the Sponsor and the Trustee.............................................25
  Section 5.4.  Resignation or Removal of the Trustee; Appointment of Successor Trustee................26
  Section 5.5.  The Custodian..........................................................................28
  Section 5.6.  Indemnification........................................................................29
  Section 5.7.  Charges of Trustee.....................................................................33
  Section 5.8.  Charges of Sponsor.....................................................................33
  Section 5.9.  Retention of Trust Documents...........................................................34
  Section 5.10. Federal Securities Law Filings.........................................................34
  Section 5.11. Prospectus Delivery....................................................................35
  Section 5.12. Discretionary Actions by Trustee; Consultation.........................................35

ARTICLE 6 AMENDMENT AND TERMINATION....................................................................36

  Section 6.1.  Amendment..............................................................................36
  Section 6.2.  Termination............................................................................36

ARTICLE 7 MISCELLANEOUS................................................................................39

  Section 7.1.  Counterparts...........................................................................39
  Section 7.2.  Third-Party Beneficiaries..............................................................39
  Section 7.3.  Severability...........................................................................39
  Section 7.4.  Registered Owners, Beneficial Owners and Depositors as Parties; Binding Effect.........39
  Section 7.5.  Notices................................................................................40
  Section 7.6.  Agent for Service; Submission to Jurisdiction..........................................41
  Section 7.7.  Governing Law..........................................................................42

                                    EXHIBIT A

                      FORM OF CERTIFICATE EVIDENCING SHARES

                           DEPOSITARY TRUST AGREEMENT

                THIS DEPOSITARY TRUST AGREEMENT dated as of ________, 2004, between BARCLAYS GLOBAL INVESTORS, N.A., a national banking association, as sponsor, THE BANK OF NEW YORK, a New York banking corporation, as trustee, all Registered Owners and Beneficial Owners from time to time of iShares COMEX Gold Trust Shares issued hereunder and all Depositors.

                              W I T N E S S E T H :

                WHEREAS the Sponsor desires to establish a trust, to be known as the "iShares COMEX Gold Trust", pursuant to the laws of the State of New York; and

                WHEREAS the Sponsor desires to establish the terms on which Gold (as herein defined) may be deposited in the trust and provide for the creation of iShares COMEX Gold Trust Shares in Baskets (as herein defined) representing fractional undivided interests in the net assets of the trust and the execution and delivery of Certificates (as herein defined) evidencing the iShares COMEX Gold Trust Shares; and

                WHEREAS the Sponsor desires to provide for other terms and conditions upon which the trust shall be established and administered, as hereinafter provided;

                NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee hereby agree as follows:

                                    ARTICLE 1

                      DEFINITIONS AND RULES OF CONSTRUCTION

                Section 1.1.   Definitions.

                Except as otherwise specified in this Depositary Trust Agreement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Depositary Trust Agreement.

                "Agreement" means this Depositary Trust Agreement, as amended or supplemented in accordance with its terms.

                "Authorized Participant" means a Person that, at the time of submitting a Purchase Order or a Redemption Order (i) is a registered broker-dealer or other securities market participant, (ii) is a DTC Participant or an Indirect Participant and (iii) has in effect a valid Authorized Participant Agreement.

                "Authorized Participant Agreement" means an agreement among the Trustee, the Sponsor and an Authorized Participant that authorizes the Authorized Participant to submit Purchase Orders and Redemption Orders under this Agreement.

                "Basket" means 50,000 Shares, except that the Trustee, in consultation with the Sponsor, may from time to time increase or decrease the number of Shares comprising a Basket.

                "Basket Gold Amount" is the amount of Gold that must be deposited for issuance of one Basket or that is deliverable upon Surrender of one Basket. The Basket Gold Amount will be determined as provided in Section 2.3(b).

                "Beneficial Owner" means any Person owning a beneficial interest in any Shares.

                "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which the Exchange is not open for regular trading.

                "Certificate" means a certificate that is executed and delivered by the Trustee under this Agreement evidencing Shares.

                "CFTC" means the Commodity Futures Trading Commission or any successor governmental agency in the United States.

                "COMEX" means Commodity Exchange, Inc., a subsidiary of New York Mercantile Exchange, Inc.

                "COMEX Relevant Price" means, as of any day, (i) such day's COMEX settlement price for the spot month gold futures contract; or (ii) such other price regularly announced by COMEX, with the approval of, or following regulatory notification to, the CFTC, as the Sponsor, in consultation with the Trustee, may determine fairly represents the commercial value of Gold held by the Trust.

                "COMEX Rules" means the rules of the COMEX applicable to trading, delivery specifications, and settlement of gold futures contracts.

                "Commission" means the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

                "Corporate Trust Office" means the office of the Trustee at which its depositary receipt business is administered which, at the date of this Agreement, is located at 101 Barclay Street, New York, New York 10286.

                "Custodian" means The Bank of Nova Scotia, as agent of the Trust for the purposes of this Depositary Trust Agreement, and any substitute or additional Custodian appointed by the Trustee as provided in Section 5.5.

                "Deliver" means (a) when used with respect to Gold, (i) physically delivering that Gold to, or making that Gold available for collection by, the Person entitled to the delivery at the specified location, (ii) obtaining evidence that ownership of that Gold has been transferred to, and the Gold is being duly held by a custodian for the account of, the Person entitled to that delivery or (iii) in respect of amounts of not more than 430 Ounces, obtaining an acknowledgement from a custodian of a credit of Gold on an Unallocated Basis to the account of the Person entitled to that delivery and (b) when used with respect to Shares, either (i) one or more book-entry transfers of those Shares to an account or accounts at DTC designated by the Person entitled to such delivery for further credit as specified by that Person or (ii) in the circumstances specified in Section 2.2(e), execution and delivery at the Corporate Trust Office of the Trustee of one or more Certificates evidencing those Shares.

                "Depositor" means any Authorized Participant that deposits Gold into the Trust, either for its own account or on behalf of another Person that is the owner or beneficial owner of that Gold.

                "DTC" means The Depository Trust Company, its nominees and their respective successors.

                "DTC Participant" means a Person that, pursuant to DTC's governing documents, is entitled to deposit securities with DTC in its capacity as a "participant".

                "Exchange" means the exchange on which the Shares are principally traded, as specified by the Sponsor.

                "Fine Ounce" means an Ounce of 100% pure gold. The number of Fine Ounces in a gold bar may be calculated by multiplying the gross weight in Ounces by the fineness, expressed as a fraction of the fine metal content in parts per 1000, in accordance with the COMEX Rules or the "good delivery" rules of the London Bullion Market Association.

                "Gold" means (a) gold that (i) would be eligible for delivery in settlement of a COMEX gold futures contract in accordance with COMEX Rules or
(ii) meets the requirements of "good delivery" under the rules of the London Bullion Market Association and (b) credit to an account on an Unallocated Basis.

                "Indirect Participant" means a Person that, by clearing securities through, or maintaining a custodial relationship with, a DTC Participant, has access to the DTC clearing system.

                "Net Asset Value per Share" means the value of a Share determined under Section 4.3.

                "Net Asset Value" means the net value of the Trust determined under Section 4.3.

                "Order Cutoff Time" means, with respect to any day, (i) the time at which regular trading in gold futures contracts on the COMEX closes on that day or (ii) another time agreed to by the Sponsor and the Trustee and of which Registered Owners and all existing Authorized Participants have been notified by the Trustee.

                "Order Date" means, with respect to a Purchase Order, the date specified in Section 2.3(a) and, with respect to a Redemption Order, the date specified in Section 2.6(a).

                "Ounce" means a troy ounce, equal to 1.0971428 ounces avoirdupois.

                "Person" means any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                "Purchase Order" is defined in Section 2.3.

                "Qualified Bank" means a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any State of the United States that is authorized under those laws to exercise corporate trust powers and that (i) is a DTC Participant or a participant in such other securities depository as is then acting with respect to the Shares, (ii) unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that the following requirement is not necessary for the exception under Section 408(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to apply, is a banking institution as defined in
Section 408(n) of the Code and (iii) had, as of the date of its most recent annual financial statements, an aggregate capital, surplus and undivided profits of at least $150,000,000.

                "Redemption Order" is defined in Section 2.6.

                "Registered Owner" means the Person in whose name Shares are registered on the books of the Trustee maintained for that purpose.

                "Registrar" means any bank or trust company that is appointed to register Shares and transfers of Shares as herein provided.

                "Shares" means iShares COMEX Gold Trust Shares created under this Agreement, each representing a fractional undivided ownership interest in the net assets of the Trust, which interest shall equal a fraction, the numerator of which is 1 and the denominator of which is the total number of Shares outstanding.

                "Sponsor" means Barclays Global Investors, N.A., a national banking association, or its successor.

                "Surrender" means, when used with respect to Shares, (a) one or more book-entry transfers of Shares to the DTC account of the Trustee or (b) surrender to the Trustee at its Corporate Trust Office of one or more Certificates evidencing Shares.

                "Trust Property" means the Gold that is deposited under this Agreement and any cash or other property that is received by the Trustee in respect of Trust Property and that is being held under this Agreement.

                "Trust" means the iShares COMEX Gold Trust, the trust entity created by this Agreement.

                "Trustee" means The Bank of New York, a New York banking corporation, in its capacity as trustee under this Agreement, or any successor as trustee under this Agreement.

                "Unallocated Basis" means that the Person in whose name Gold is so held is entitled to receive delivery of Gold standing to the credit of that Person's account, but that Person has no ownership interest in any particular Gold that the custodian maintaining that account owns or holds.

                Section 1.2.   Rules of Construction.

                Unless the context otherwise requires:

                (i)     a term has the meaning assigned to it;

                (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States;

                (iii)   "or" is not exclusive;

                (iv) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                (v)     "including" means including without limitation; and

                (vi) words in the singular include the plural and words in the plural include the singular.

                                    ARTICLE 2

                       CREATION AND DECLARATION OF TRUSTS;
                FORM OF CERTIFICATES; DEPOSIT OF GOLD; DELIVERY,
                REGISTRATION OF TRANSFER AND SURRENDER OF SHARES

                Section 2.1. Creation and Declaration of Trust; Business of the Trust.

                (a) The Trustee acknowledges that it has received an initial deposit of Gold under and in accordance with this Agreement from Barclays Capital, Inc. The Trustee declares that it will hold that initial deposit and all other Trust Property as trustee for the benefit of the Registered Owners for the purposes of, and subject to and limited by the terms and conditions set forth in, this Agreement. The trust created by this Agreement shall be known as the "iShares COMEX Gold Trust".

                (b) The Trust shall not engage in any business or activities other than those authorized by this Agreement or incidental and necessary to carry out the duties and responsibilities set forth in this Agreement. Other than issuance of the Shares, the Trust shall not issue or sell any certificates or other obligations or, except as provided in this Agreement, otherwise incur, assume or guarantee any indebtedness for money borrowed.

                Section 2.2. Form of Certificates; Book-Entry System; Transferability of Shares.

                (a) The Certificates evidencing Shares shall be substantially in the form set forth in Exhibit A annexed to this Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Shares shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose unless a Certificate evidencing those Shares has been executed by the Trustee by the manual or facsimile signature of a duly authorized signatory of the Trustee and, if a Registrar (other than the Trustee) for the Shares shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar. The Trustee shall maintain books on which the registered ownership of each Share and transfers, if any, of such registered ownership shall be recorded. Certificates evidencing Shares bearing the manual or facsimile signature of a duly authorized signatory of the Trustee and the manual signature of a duly authorized officer of the Registrar, if applicable, who was, at the time such Certificates were executed, a proper signatory of the Trustee or Registrar, if applicable, shall bind the Trustee, notwithstanding that such signatory has ceased to hold such office prior to the delivery of such Certificates.

                (b) The Certificates may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Agreement as may be required by the Trustee or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which the Shares evidenced by a particular Certificate are subject.

                (c) The Sponsor and the Trustee will apply to DTC for acceptance of the Shares in its book-entry settlement system. Shares deposited with DTC shall be evidenced by one or more global Certificates which shall be registered in the name of Cede & Co., as nominee for DTC, and shall bear the following legend:

                UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE AGENT AUTHORIZED BY THE ISSUER FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF

                DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                (d) So long as the Shares are eligible for book-entry settlement with DTC and such settlement is available, unless otherwise required by law, notwithstanding the provisions of Sections 2.2(a) and (b), all Shares shall be evidenced by one or more global Certificates the Registered Owner of which is DTC or a nominee of DTC and (i) no Beneficial Owner of Shares will be entitled to receive a separate Certificate evidencing those Shares, (ii) the interest of a Beneficial Owner in Shares represented by a global Certificate will be shown only on, and transfer of that interest will be effected only through, records maintained by DTC or a DTC Participant or Indirect Participant through which the Beneficial Owner holds that interest and (iii) the rights of a Beneficial Owner with respect to Shares represented by a global Certificate will be exercised only to the extent allowed by, and in compliance with, the arrangements in effect between such Beneficial Owner and DTC or the DTC Participant or Indirect Participant through which that Beneficial Owner holds an interest in Shares.

                (e) If, at any time when Shares are evidenced by a global Certificate, DTC ceases to make its book-entry settlement system available for such Shares, the Trustee shall execute and deliver separate Certificates evidencing Shares to the DTC Participants entitled thereto, with such additions, deletions and modifications to this Agreement and to the form of Certificate evidencing Shares as the Sponsor and the Trustee may agree.

                (f) Title to a Certificate evidencing Shares (and to the Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Trustee, notwithstanding any notice to the contrary, may treat the Registered Owner of Shares as the absolute owner thereof for the purpose of determining the person entitled to any distribution or to any notice provided for in this Agreement and for all other purposes.

                Section 2.3.   Deposit of Gold.

                (a) After the initial deposit of Gold in the Trust, the issuance and Delivery of Shares will take place only in integral numbers of Baskets and in compliance with the provisions of this Agreement, as supplemented by any procedures attached to an applicable Authorized Participant Agreement, to the extent those procedures are consistent with this Agreement. Authorized Participants wishing to acquire from the Trustee one or more Baskets must place an order with the Trustee (a "Purchase Order") no later than 4:00 p.m. (New York time) on any Business Day. Purchase Orders received by the Trustee prior to the Order Cutoff Time on a Business Day on which a COMEX Relevant Price is announced will have that Business Day as the Order Date. Purchase Orders received by the Trustee on or after the Order Cutoff Time on a Business Day, or on a Business Day on which COMEX does not announce a COMEX Relevant Price, will have as their Order Date the next Business Day on which COMEX announces a COMEX Relevant Price. As consideration for each Basket acquired, Authorized Participants must deposit with the Custodian the Basket Gold Amount determined by the Trustee on the Order Date of the corresponding Purchase Order. Gold must be Delivered to the Custodian in the form of Gold bars only, except that an amount of Gold not exceeding 430 Ounces may be Delivered to the Custodian on an Unallocated Basis.

                (b) The Trustee shall determine the Basket Gold Amount for each Business Day. The initial "Basket Gold Amount" is 5,000 Fine Ounces. After the initial deposit, the "Basket Gold Amount" shall be an amount of Gold equal to the result obtained by dividing the Net Asset Value per Basket on the date on which the determination is being made by the price used by the Trustee to evaluate Gold held by the Trust on such date in compliance with Section 4.1. For purposes of this computation, "Net Asset Value per Basket" is the result obtaining by multiplying (x) the Net Asset Value per Share determined in compliance with Section 4.3, by (y) the number of Shares which constitute a Basket on the date on which the determination is being made. Fractions of a Fine Ounce of Gold included in the Basket Gold Amount smaller than .001

Fine Ounce shall be disregarded. The Sponsor intends to publish, or may designate other persons to publish, for each Business Day, the Basket Gold Amount.

                (c) If the Trust Property includes money or any property other than Gold, no deposits of Gold will be accepted until after a record date for distribution of that money or property, or proceeds of that property, has passed.

                (d) All deposited Gold shall be owned by the Trust and held for the Trust by the Custodian. The Trustee shall require the Custodian to agree that the Custodian will use reasonable efforts to minimize the amount of Gold held for the Trust on an Unallocated Basis at all times and the Custodian must allocate ownership of gold bars to the Trust such that no more than 430 Fine Ounces of Gold are held on an Unallocated Basis for the Trust at the end of each business day of the Custodian. Cash and any other assets of the Trust shall be held by the Trustee at such place and in such manner as the Trustee shall determine.

                Section 2.4.   Delivery of Shares.

                Upon receipt by the Trustee of any deposit in accordance with
Section 2.3, together with a Purchase Order and the other documents required as above specified, if any, and a confirmation from the Custodian that the Gold Deposit Amount has been Delivered to the Custodian for each Basket of Shares and the Custodian is holding that Gold for the account of the Trust, the Trustee, subject to the terms and conditions of this Agreement, shall Deliver to the Depositor the number of Baskets of Shares issuable in respect of such deposit as requested in the corresponding Purchase Order, but only upon payment to the Trustee of the fees and expenses of the Trustee as provided in Section 5.7 and of all taxes and governmental charges and fees payable in connection with such deposit, the transfer of the Gold and the issuance and Delivery of the Shares.

                Section 2.5. Registration and Registration of Transfer of Shares; Combination and Split-up of Certificates.

                (a) The Trustee shall keep or cause to be kept a register of Registered Owners of Shares and shall provide for the registration of Shares and the registration of transfers of Shares.

                (b) The Trustee, subject to the terms and conditions of this Agreement, shall register transfers of ownership of Shares on its transfer books from time to time, upon any Surrender of a Certificate evidencing such Shares, by the Registered Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Trustee shall execute a new Certificate or Certificates evidencing such Shares, and deliver the same to or upon the order of the Person entitled thereto.

                (c) The Trustee, subject to the terms and conditions of this Agreement, shall, upon Surrender of a Certificate or Certificates evidencing Shares for the purposes of effecting a split-up or combination of that certificate or certificates, execute and deliver one or more new Certificates evidencing those Shares.

                (d) The Trustee may, with the written approval of the Sponsor (which approval shall not be unreasonably withheld), appoint one or more co-transfer agents for the purpose of effecting registration of transfers of Shares and combinations and split-ups of Certificates at designated transfer offices on behalf of the Trustee. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Registered Owners or Persons entitled to Shares and will be entitled to protection and indemnity to the same extent as the Trustee.

                Section 2.6.   Surrender of Shares and Withdrawal of Trust
Property.

                (a) Upon Surrender of any integral number of Baskets for the purpose of withdrawal of the amount of Trust Property represented thereby, and upon payment of the fee of the Trustee in connection with the Surrender of Shares as provided in Section 5.7 and payment of all taxes and charges payable in connection with such Surrender and withdrawal of Trust Property, and subject to the terms and conditions of this Agreement, an Authorized Participant acting on authority of the Registered Owner of those Shares will be entitled to Delivery, in accordance with the provisions of this Agreement, as supplemented by any procedures attached to an applicable Authorized Participant Agreement, to the extent those procedures are consistent with this Agreement, of the amount of Trust Property at the time represented by such Baskets, including the Basket Gold Amounts corresponding to such Baskets on the applicable Order Date (determined as provided below). Authorized Participants wishing to redeem one or more Baskets must place an order with the Trustee (a "Redemption Order") no later than 4:00 p.m. (New York time) on any Business Day. Redemption Orders received by the Trustee prior to the Order Cutoff Time on a Business Day on which a COMEX Relevant Price is announced will have that Business Day as the Order Date. Redemption Orders received by the Trustee on or after the Order Cutoff Time on any Business Day, or on a Business Day on which COMEX does not announce a COMEX Relevant Price, will have as their Order Date the next Business Day on which COMEX announces a COMEX Relevant Price. Gold will be Delivered by the Custodian in the form of Gold bars only, except that an amount of Gold not exceeding 430 Ounces may be Delivered by the Custodian on an Unallocated Basis. While a redeeming Authorized Participant will be entitled to express a preference as to the city where it would like to have the Basket Gold Amount delivered, the Trustee, in consultation with the Custodian and taking into account the best interests of the Trust and the Registered Owners, will have final authority to decide where such Delivery will take place.

                (b) The Trustee may require that a Certificate evidencing Shares Surrendered for the purpose of withdrawal is properly endorsed in blank or accompanied by proper instruments of transfer in blank. Upon a Surrender of an integral number of Baskets of Shares and satisfaction of all the conditions for withdrawal of Trust Property, the Trustee shall instruct the Custodian to Deliver, at the Custodian's office or at another location at which Trust Property Gold is then being held, to or to the order of the Surrendering Authorized Participant the amount of Gold represented by the Surrendered Baskets of Shares and the Trustee shall pay or deliver to or to the order of the Surrendering Authorized Participant the amount of any other Trust Property represented by the Surrendered Baskets of Shares. Any Delivery of Gold other than at the office of the Custodian or a sub-custodian designated by the Custodian will be at the expense and risk of the Authorized Participant. The Trustee will not be responsible to any Person if it is not practical for the Custodian to make Delivery of Gold in the city requested or if the Trustee determines to effect Delivery in a city other than the city requested by the Surrendering Authorized Participant. The Trustee is not required to effect any physical movement of Gold from one custody location to another to meet any request by a Surrendering Authorized Participant as to where Gold will be Delivered.

                Section 2.7. Limitations on Delivery, Registration of Transfer and Surrender of Shares.

                (a) As a condition precedent to the Delivery, registration of transfer, split-up, combination or Surrender of any Shares or withdrawal of any Trust Property, the Trustee or Registrar may require payment from the Depositor or the Authorized Participant Surrendering the Shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to any securities being withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Trustee may establish consistent with the provisions of this Agreement, including, without limitation, this
Section 2.7.

                (b) The Delivery of Shares against deposits of Gold, the registration of transfer of Shares or the Surrender of Shares for the purpose of withdrawal of Trust Property may be suspended generally, or refused with respect to particular requested Deliveries or Surrenders, during any period when the transfer books of the Trustee are closed or if any such action is deemed necessary or advisable by the Trustee or the Sponsor for any reason at any time or from time to time.

                Section 2.8.   Lost Certificates, Etc.

                The Trustee shall execute and deliver a new Certificate of like tenor in exchange and substitution for a mutilated Certificate upon cancellation thereof, or in lieu of and in substitution for a destroyed, lost or stolen Certificate if the Registered Owner thereof has (a) filed with the Trustee (i) a request for such execution and delivery before the Trustee has notice that the Shares evidenced by the Certificate have been acquired by a protected purchaser and (ii) a sufficient indemnity bond, and (b) satisfied any other reasonable requirements imposed by the Trustee.

                Section 2.9. Cancellation and Destruction of Surrendered Certificates.

                All Certificates Surrendered to the Trustee shall be canceled by the Trustee. The Trustee is authorized to destroy certificates so canceled.

                Section 2.10.  Splits and Reverse Splits of Shares.

                If requested in writing by the Sponsor, the Trustee shall effect a split or reverse split of the Shares as of a record date set by the Trustee in accordance with procedures determined by the Trustee.

                The Trustee is not required to distribute any fraction of a Share in connection with a split or reverse split of the Shares. The Trustee may sell the aggregated fractions of Shares that would otherwise be distributed in a split or reverse split of the Shares or the amount of Trust Property that would be represented by those Shares and distribute the net proceeds of those Shares or that Trust Property to the Record Owners entitled to them.

                The amount of Trust Property represented by each Share and the Basket Gold Amount shall be adjusted as appropriate as of the open of business on the Business Day following the record date for a split or reverse split of the Shares.

                                    ARTICLE 3

               CERTAIN OBLIGATIONS OF REGISTERED OWNERS OF SHARES

                Section 3.1. Liability of Registered Owner for Taxes and Other Governmental Charges.

                If any tax or other governmental charge shall become payable by the Trustee with respect to any transfer or redemption of Shares, such tax or other governmental charge shall be payable by the Registered Owner of such Shares to the Trustee. The Trustee shall refuse to effect any registration of transfer of such Shares or any withdrawal of Trust Property represented by such Shares until such payment is made, and may withhold any distributions, or may sell for the account of the Registered Owner thereof Trust Property or Shares, and may apply such distributions or the proceeds of any such sale in payment of such tax or other governmental charge, and the Registered Owner of such Shares shall remain liable for any deficiency. The Trustee shall distribute any net proceeds of a sale made under the preceding sentence that remain, after payment of the tax or other governmental charge, to the Registered Owners entitled thereto as in the case of a distribution in cash.

                Section 3.2.   Warranties on Deposit of Gold.

                Every Person depositing Gold under this Agreement shall be deemed thereby to represent and warrant that the Gold meets the requirements to be Gold and contains the required number of Fine Ounces, that the person making such deposit is duly authorized to do so and that at the time of delivery, the Gold is free and clear of any lien, pledge, encumbrance, right, charge or claim (other than the rights created by this Agreement). All representations and warranties deemed made under this Section 3.3 shall survive the deposit of Gold, Delivery or Surrender of Shares or termination of this Agreement.

                                    ARTICLE 4

                           ADMINISTRATION OF THE TRUST

                Section 4.1.   Evaluation of Gold.

                As promptly as practicable after COMEX announces the COMEX Relevant Price on each Business Day, the Trustee shall determine the value of the Gold held or receivable by the Trust on the basis of the COMEX Relevant Price for that day. If the COMEX does not announce a COMEX Relevant Price on a Business Day, the Trustee shall determine the value of the Gold held or receivable by the Trust for that day on the basis of the most recently announced COMEX Relevant Price. However, if the Trustee and the Sponsor determine that the price specified in the two preceding sentences is inappropriate as a basis for evaluation, they shall identify an alternative basis for evaluation to be employed by the Trustee. Gold deliverable under a Purchase Order shall be included in the evaluation beginning on the Order Date. Gold deliverable under a Redemption Order shall not be included in the evaluation on and after the Order Date. Neither the Trustee nor the Sponsor shall be liable to any Person for the determination that the most recently announced COMEX Relevant Price is not appropriate as a basis for evaluation of the Gold held or receivable by the Trust or for any determination as to the alternative basis for evaluation, provided that such determination is made in good faith.

If the Sponsor determines that COMEX Relevant Price will have the meaning set forth in part (ii) of the definition of that term, the Trustee shall give notice to the Registered Owners, and the Trustee shall not apply the new definition of COMEX Relevant Price until 60 days after the date of that notice.

                Section 4.2.   Responsibility of the Trustee for Evaluations.

                The Sponsor, Depositors, Registered Owners and Beneficial Owners may rely on any evaluation or determination of any amount made by the Trustee, and the Sponsor shall have no responsibility for the accuracy thereof. The determinations made by the Trustee under this Agreement shall be made in good faith upon the basis of, and the Trustee shall not be liable for any errors contained in, information reasonably available to it. The Trustee shall be under no liability to the Sponsor, or to Depositors, Registered Owners or Beneficial Owners, for errors in judgment; provided, however, that this provision shall not protect the Trustee against any liability to which it would otherwise be subject by reason of negligence or bad faith in the performance of its duties.

                Section 4.3.   Trust Evaluation.

                As promptly as practicable after completion of the evaluation required under Section 4.1 on each Business Day, the Trustee shall subtract all accrued fees (other than the fees computed by reference to the value of the Trust or its assets), expenses and other liabilities of the Trust from the total value of the deposited Gold determined by the Trustee pursuant to Section 4.1 and all other assets of the Trust. The resulting figure is the "Adjusted Net Asset Value" of the Trust. All fees computed by reference to the value of the Trust or its assets shall be calculated on the Adjusted Net Asset Value. The Trustee shall subtract from the Adjusted Net Asset Value the amount of accrued fees so computed and the resulting figure is the "Net Asset Value" of the Trust. The Trustee shall also divide the Net Asset Value of the Trust by the number of Shares outstanding as of the close of business on the date of the evaluation then being made, which figure is the "Net Asset Value per Share." All fees, expenses and other liabilities of the Trust that are or will be incurred or accrued through the close of business on a Business Day shall be included in the calculations required by this Section 4.3 for that Business Day. Shares deliverable under a Purchase Order shall be considered to be outstanding for purposes of this Section 4.3 beginning on the Order Date. Shares deliverable under a Redemption Order shall not be considered to be outstanding for purposes of this Section 4.3 on and after the Order Date.

                Adjusted Net Asset Value, Net Asset Value and Net Asset Value per Share shall be computed in accordance with generally accepted accounting principles in the United States.

                Section 4.4.   Cash Distributions.

                Whenever the Trustee distributes any cash, the Trustee shall distribute the amount available for the distribution to the Registered Owners entitled thereto, in proportion to the number of Shares held by them respectively; provided, however, that in the event that the Trustee shall be required to withhold and does withhold from such cash an amount on account of taxes, the amount distributed to the Registered Owners shall be reduced accordingly. The Trustee shall distribute only such amount, however, as can be distributed without attributing to any Registered Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Registered Owners entitled thereto.

                Section 4.5.   Other Distributions.

                Whenever the Trustee receives any property in respect of Trust Property other than cash proceeds of a sale of Trust Property (including any claim that accrues in favor of the Trust on account of any loss of deposited Gold or other Trust Property), the Trustee shall cause the securities or other property received by it to be distributed to the Registered Owners entitled thereto, in proportion to the number of Shares held by them respectively, after deduction or upon payment of the expenses of the Trustee, in any manner that the Trustee may deem lawful, equitable and feasible for accomplishing such distribution; provided, however, that if in the opinion of the Trustee such distribution cannot be made proportionately among the Registered Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Trustee withhold an amount on account of taxes or other governmental charges or that securities must be registered under the Securities Act of 1933 in order to be distributed to Registered Owners) the Trustee deems such distribution not to be lawful and feasible, the Trustee shall adopt such method as it deems lawful, equitable and feasible for the purpose of effecting such distribution, after deduction or upon payment of the expenses of the Trustee, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Trustee to the Registered Owners entitled thereto as in the case of a distribution received in cash.

                Section 4.6.   Fixing of Record Date.

                Whenever any distribution will be made, or whenever the Trustee receives notice of any solicitation of proxies or consents from Registered Owners, or whenever for any reason there is split, reverse split or other change in the outstanding Shares, or whenever the Trustee shall find it necessary or convenient in respect of any matter, the Trustee, in consultation with the Sponsor, shall fix a record date for the determination of the Registered Owners who shall be (i) entitled to receive such distribution or the net proceeds of the sale thereof, (ii) entitled to give such proxies or consents in respect of any such solicitation or (iii) entitled to act in respect of any other matter for which the record date was set.

                Section 4.7.   Payment of Expenses; Gold Sales.

                (a) The following charges are or may be accrued and paid by the Trust:

                        (1) the service fee payable to the Sponsor as set forth in Section 5.8;

                        (2) expenses of the Trust not assumed by the Sponsor pursuant to Section 5.3(g);

                        (3)     taxes and other governmental charges;

                        (4) expenses and costs of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust or action taken by the Trustee or the Sponsor to protect the Trust or the interests of Registered Owners; and

                        (5)     indemnification of the Sponsor as provided in
                Section 5.6(d).

                The Trustee shall, when directed by the Sponsor, and, in the absence of such direction, may, in its discretion, sell Gold in such quantity and at such times, as may be necessary to permit payment of expenses under this Agreement. The Trustee is authorized to sell Gold at such times and in the smallest amounts required to permit payment of expenses as they come due, it being the intention to avoid or minimize the Trust's holdings of assets other than Gold. Neither the Trustee nor the Sponsor shall have any liability for loss or depreciation resulting from sales of Gold so made. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to the Sponsor's direction or otherwise in accordance with this Section.

                (b) If at any time and from time to time, the Trustee and Sponsor determine that the amount of cash included in the Trust Property exceeds the anticipated expenses of the Trust during the following month, the Trustee shall distribute the excess to the Registered Owners under Section 4.4.

                Section 4.8.   Statements and Reports.

                After the end of each fiscal year and within the time period required by applicable laws, rules and regulations, at the Sponsor's expense, the Trustee shall send to the Registered Owners at the end of such fiscal year, an annual report of the Trust containing financial statements audited by independent accountants designated by the

Sponsor and such other information as may be required by such laws, rules and regulations or otherwise, or which the Sponsor determines shall be included. The Trustee may distribute the annual report by any means acceptable to the Registered Owners.

                Section 4.9.   Further Provisions for Gold Sales.

                In addition to selling Gold in accordance with Section 4.7, the Trustee shall sell Gold whenever any one or more of the following conditions exist:

                (a) the Sponsor has notified the Trustee that such sale is required by applicable law or regulation; or

                (b) this Agreement has been terminated and the Trust Property is to be liquidated in accordance with Section 6.2.

                Unless otherwise directed by the Sponsor, when selling Gold the Trustee shall endeavor to place orders with dealers (which may include the Custodian) through which it may reasonably expect to obtain a favorable price and good execution of orders.

                The Trustee and the Sponsor shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to this Section 4.9.

                Section 4.10.  Counsel.

                The Sponsor may from time to time employ counsel to act on behalf of the Trust and perform any legal services in connection with the Gold and the Trust, including any legal matters relating to the possible disposition or acquisition of any Gold. The fees and expenses of such counsel shall be paid by the Sponsor.

                Section 4.11.  Grantor Trust.

                Nothing in this Agreement, any agreement with a Custodian, or otherwise, shall be construed to give the Trustee the power to vary the investment of the Beneficial Registered Owners within the meaning of Section 301.7701-4(c) under the Internal

Revenue Code of 1986, as amended (the "Code") or any similar or successor provision of the regulations under the Code, nor shall the Sponsor give the Trustee any direction that would vary the investment of the Beneficial Owners. However, the Trustee shall not be liable to any Person for any failure of the Trust to qualify as a grantor trust under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, except that this sentence shall not limit the Trustee's responsibility for the administration of the Trust in accordance with this Agreement.

                                    ARTICLE 5

                           THE TRUSTEE AND THE SPONSOR

                Section 5.1. Maintenance of Office and Transfer Books by the Trustee.

                (a) Until termination of this Agreement in accordance with its terms, the Trustee shall maintain facilities for the execution and Delivery, registration, registration of transfers and Surrender of Shares in accordance with the provisions of this Agreement.

                (b) The Trustee shall keep books for the registration of Shares and registration of transfers of Shares which at all reasonable times shall be open for inspection by the Registered Owners.

                (c) The Trustee may, and at the reasonable written request of the Sponsor shall, close the transfer books at any time or from time to time if such action is deemed necessary or advisable in the reasonable judgment of the Trustee of the Sponsor.

                (d) If any Shares are listed on one or more stock exchanges in the United States, the Trustee shall act as Registrar or, with the written approval of the Sponsor (which approval shall not be unreasonably withheld), appoint a registrar or one or more co-registrars for registry of such Shares in accordance with any requirements of such exchange or exchanges.

                Section 5.2. Prevention or Delay in Performance by the Sponsor or the Trustee.

                Neither the Sponsor nor the Trustee nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Registered Owner, Beneficial Owner or Depositor if, by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Sponsor or the Trustee is prevented or forbidden from, or would be subject to any civil or criminal penalty on account of, or is delayed in, doing or performing any act or thing which by the terms of this Agreement it is provided shall be done or performed and accordingly the Sponsor or the Trustee does not do that thing or does that thing at a later time than would otherwise be required. The Sponsor and the Trustee will not incur any liability to any Registered Owner or Beneficial Owner or Depositor by reason of any non-performance or delay in the performance of any act or thing which by the terms of this Agreement it is provided may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement.

                Section 5.3.   Obligations of the Sponsor and the Trustee.

                (a) Neither the Sponsor nor the Trustee assumes any obligation nor shall either of them be subject to any liability under this Agreement to any Registered Owner or Beneficial Owner or Depositor (including, without limitation, liability with respect to the worth of the Trust Property), except that each of them agrees to perform its obligations specifically set forth in this Agreement without negligence or bad faith.

                (b) Neither the Sponsor nor the Trustee shall be under any obligation to prosecute any action, suit or other proceeding in respect of any Trust Property or in respect of the Shares on behalf of a Registered Owner, Beneficial Owner, Depositor or other Person.

                (c) Neither the Sponsor nor the Trustee shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any Depositor, any Registered Owner or any other person believed by it in good faith to be competent to give such advice or information.

                (d) The Trustee shall not be liable for any acts or omissions made by a successor Trustee whether in connection with a previous act or omission of the Trustee or in connection with any matter arising wholly after the resignation of the Trustee, provided that in connection with the issue out of which such potential liability arises the Trustee performed its obligations without negligence or bad faith while it acted as Trustee.

                (e) The Trustee and the Sponsor shall have no obligation to comply with any direction or instruction from any Registered Owner or Beneficial Owner or Depositor regarding Shares except to the extent specifically provided in this Agreement.

                (f) The Trustee shall be a fiduciary under this Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee shall be limited by, and shall be only those specifically set forth in, this Agreement.

                (g) The Sponsor shall be responsible for all organizational expenses of the Trust, and for the following administrative and marketing expenses of the Trust: the Trustee's monthly fee, the Custodian's fee, listing fees of the Exchange, registration fees charged by the Commission, printing and mailing costs, audit fees and legal expenses not in excess of $100,000 per year.

                Section 5.4. Resignation or Removal of the Trustee; Appointment of Successor Trustee.

                (a) The Trustee may at any time resign as Trustee hereunder by written notice of its election so to do, delivered to the Sponsor, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as hereinafter provided.

                (b) The Sponsor may remove the Trustee in its discretion by written notice delivered to the Trustee in the manner provided in Section 7.5 at least 90 days prior to the fifth anniversary of the date of this Agreement or, thereafter, by written notice delivered to the Trustee at least 90 days prior to the last day of any subsequent three-year period. If at any time the Trustee ceases to be a Qualified Bank or is in material breach of its obligations under this Agreement and the Trustee fails to cure such breach within 30 days after receipt by the Trustee of written notice from the Sponsor or Registered Owners acting on behalf of at least 25% of the outstanding Shares specifying such default and requiring the Trustee to cure such default, the Sponsor, acting on behalf of the Registered Owners, may remove the Trustee by written notice delivered to the Trustee in the manner provided in Section 7.5, and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as hereinafter provided.

                (c) If the Trustee acting hereunder resigns or is removed, the Sponsor, acting on behalf of the Registered Owners, shall use its reasonable efforts to appoint a successor Trustee, which shall be a Qualified Bank. Every successor Trustee shall execute and deliver to its predecessor and to the Sponsor, acting on behalf of the Registered Owners, an instrument in writing accepting its appointment hereunder, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Sponsor, acting on behalf of the Registered Owners, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Trust Property to such successor, and shall deliver to such successor a list of the Registered Owners of all outstanding Shares. The Sponsor or any such successor Trustee shall promptly mail notice of the appointment of such successor Trustee to the Registered Owners.

                (d) Any corporation into which the Trustee may be merged, consolidated or converted in a transaction in which the Trustee is not the surviving corporation shall be the successor of the Trustee without the execution or filing of any document or any further act. During the 90-day period following the effectiveness of a merger, consolidation or conversion described in the preceding sentence, the Sponsor may, by written notice to the Trustee, remove the Trustee and designate a successor Trustee in compliance with the provisions of subsection (c) above.

                Section 5.5.   The Custodian.

                The Custodian will be subject at all times and in all respects to the directions of the Trustee and will be responsible solely to it. Any Custodian may resign and be discharged from its duties by notice of such resignation delivered to the Trustee at least 60 days prior to the date on which such resignation is to become effective. If upon the effectiveness of such resignation there would be no Custodian acting hereunder, the Trustee shall, promptly after receiving such notice, with the written approval of the Sponsor (which approval shall not be unreasonably withheld or delayed), appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. Whenever the Trustee in its discretion determines that it is in the best interest of the Registered Owners to do so, it may with the written approval of the Sponsor (which approval shall not be unreasonably withheld or delayed), appoint a substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder. After the date of this Agreement, the Trustee shall not enter into or amend any custody agreement with a Custodian without the written approval of the Sponsor (which approval shall not be unreasonably withheld or delayed). Upon demand of the Trustee any Custodian shall deliver such of the Gold held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Trustee, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Trustee.

                Upon the appointment of any successor Trustee hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor Trustee and the appointment of such successor Trustee shall in no way impair the authority of each Custodian hereunder; but the successor Trustee so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor Trustee.

                Section 5.6.   Indemnification.

                (a) The Sponsor shall indemnify the Trustee, its directors, employees and agents (the "Trustee Indemnified Persons") against, and hold each of them harmless from, any loss, liability, cost, expense or judgment (including, but not limited to, the reasonable fees and expenses of counsel) (collectively "Indemnified Amounts") that is incurred by any of them and that arises out of or is related to (i) any offer or sale by the Trust of Baskets of Shares under this Agreement, (ii) acts performed or omitted pursuant to the provisions of this Agreement, as the same may be amended, modified or supplemented from time to time, (A) by a Trustee Indemnified Person or (B) by the Sponsor or (iii) any filings with or submissions to the Commission in connection with or with respect to the Shares (which by way of illustration and not by way of limitation, include any registration statement and any amendments or supplements thereto filed with the Commission or any periodic reports or updates that may be filed under the Securities Exchange Act of 1934, as amended, or any failure to make any filings with or submissions to the Commission which are required to be made in connection with or with respect to the Shares), except that the Sponsor shall not have any obligations under this Section 5.6(a) to pay Indemnified Amounts incurred as a result of and attributable to (x) the negligence or bad faith of, or material breach of the terms of this Agreement by, the

Trustee, (y) written information furnished in writing by the Trustee to the Sponsor expressly for use in the registration statement, or any amendment thereto, filed with the Commission relating to the Shares that is not materially altered by the Sponsor or (z) any misrepresentations or omissions made by a Depositor (other than Sponsor) in connection with such Depositor's offer and sale of Shares.

                (b) The Trustee shall indemnify the Sponsor, its directors, employees and agents against, and hold each of them harmless from, any Indemnified Amounts (i) caused by the negligence or bad faith of the Trustee or
(ii) arising out of any information furnished in writing to the Sponsor by the Trustee expressly for use in the registration statement, or any amendment thereto, filed with the Commission relating to the Shares that is not materially altered by the Sponsor.

                (c) If the indemnification provided for in Section 5.6(a) or (b) is unavailable or insufficient to hold harmless the indemnified party under subsection (a) or (b) above, then the indemnifying party shall contribute to the Indemnified Amounts referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Sponsor on the one hand and the Trustee on the other hand from the offering of the Shares which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sponsor on the one hand and the Trustee on the other hand in connection with the action, statement or omission which resulted in such Indemnified Amount as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact from which the action arises relates to information supplied by the Sponsor or the Trustee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission or the act or omission from which the action arises. The amount of Indemnified Amounts referred to in the first sentence of this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (c).

                (d) The Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended) and subsidiaries (each a "Sponsor Indemnified Party") shall be indemnified from the Trust and held harmless against any loss, liability or expense incurred without (1) negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under this Agreement or any actions taken in accordance with the provisions of this Agreement or (2) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under this Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Sponsor Indemnified party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to a Sponsor Indemnified Party under this Section 5.6(d) may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Registered Owners and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

                (e) If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a "Proceeding") in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the "Indemnitee") shall promptly (and in no event more than seven (7) days after receipt of notice of such Proceeding) notify the party obligated to provide such indemnification (the "Indemnitor") of such Proceeding. The failure of the Indemnitee to so notify the Indemnitor shall not impair the Indemnitee's ability to seek indemnification from the Indemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor's ability to adequately oppose or defend such Proceeding. Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in clause (i) below and there are no other defenses available to Indemnitee as specified in clause (iii) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney's fees and expenses shall be borne by the Indemnitor and the Indemnitor shall in good faith defend the Indemnitee). The Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but, in such case, no fees and expenses of such counsel shall be borne by the Indemnitor unless such fees and expenses are otherwise required to be indemnified under Section 5.06(a), (b) or (d), as applicable, and (i) there is such a conflict of interest between the Indemnitor and the Indemnitee as would preclude, in compliance with the ethical rules in effect in the jurisdiction in which the Proceeding was brought, one lawyer from representing both parties simultaneously, (ii) the Indemnitor fails, within the earlier of (x) twenty (20) days following receipt of notice of the Proceeding from the Indemnitee or (y) seven (7) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee or (iii) there are legal defenses available to Indemnitee that are different from or are in addition to those available to the Indemnitor. No compromise or settlement of such Proceeding may be effected by either party without the other party's consent unless (m) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (n) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement. Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld. The Indemnitor shall have no obligation to indemnify and hold harmless the Indemnitee from any loss, expense or liability incurred by the Indemnitee as a result of a default judgment entered against the Indemnitee unless such judgment was entered after the Indemnitor agreed, in writing, to assume the defense of such Proceeding.

                Section 5.7.   Charges of Trustee.

                (a) Each Depositor, and each person surrendering Shares for the purpose of withdrawing Trust Property, shall pay to the Trustee a fee of $1,000 or less per transaction for the Delivery of Shares pursuant to Section
2.4 and the Surrender of Baskets of Shares pursuant to Section 2.6 or 6.2.

                (b) The Trustee is entitled to receive from the Sponsor fees for its services and reimbursement for its out-of-pocket expenses in accordance with written agreements between the Sponsor and the Trustee.

                (c) The Trustee is entitled to charge the Trust for all expenses and disbursements incurred by it under Section 5.12(a) or that are of the type described in Sections 4.7(a)(2) or (3) of this Agreement (including the fees and disbursements of its legal counsel), except that the Trustee is not entitled to charge the Trust for (i) expenses and disbursements incurred by it prior to the commencement of trading of Shares on the Exchange and (ii) fees of agents for performing services the Trustee is required to perform under this Agreement.

                Section 5.8.   Charges of Sponsor.

                (a) The Sponsor is entitled to receive from the Trust, as an expense of the Trust, a fee for services that will accrue daily at an annualized rate of 0.40% of Adjusted Net Asset Value and will be payable monthly in arrears.

                (b) The Sponsor is entitled to receive reimbursement from the Trust for all expenses and disbursements incurred by it under the last sentence of Section 5.6(d) or that are of the type described in Sections 4.7(a)(2), (3) or (4) of this Agreement, except that the Sponsor is not entitled to charge the Trust for (i) expenses and disbursements incurred by it prior to the commencement of trading of Shares on the Exchange and (ii) fees of agents for performing services the Sponsor is required to perform under this Agreement.

                Section 5.9.   Retention of Trust Documents.

                The Trustee is authorized to destroy those documents, records, bills and other data compiled during the term of this Agreement at the times permitted by the laws or regulations governing the Trustee, unless the Sponsor reasonably requests the Trustee in writing to retain those items for a longer period.

                Section 5.10.  Federal Securities Law Filings.

                The Sponsor shall (i) prepare and file a registration statement with the Commission and take such action as is necessary from time to time to qualify the Shares for offering and sale under the federal securities laws of the United States, including the preparation and filing of amendments and supplements to such registration statement, (ii) promptly notify the Trustee of any amendment or supplement to the registration statement or prospectus, of any order preventing or suspending the use of any prospectus, of any request for the amending or supplementing of the registration statement or prospectus or if any event or circumstance occurs which is known to the Sponsor as a result of which the registration statement or prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) provide the Trustee from time to time with copies, including copies in electronic form, of the prospectus, as amended and supplemented, in such quantities as the Trustee may reasonably request and (iv) prepare and file any periodic reports or updates that may be required under the Securities Exchange Act of 1934, as amended. The Trustee shall furnish to the Sponsor any information from the records of the Trust that the Sponsor reasonably requests in writing that is needed to prepare any filing or submission that the Sponsor or the Trust is required to make under the federal securities laws of the United States.

                Section 5.11.  Prospectus Delivery.

                The Trustee shall, if required by the federal securities laws of the United States, in any manner permitted by such laws, deliver at the time of issuance of Shares, a copy of the relevant prospectus, as most recently furnished to the Trustee by the Sponsor, to each Depositor.

                Section 5.12.  Discretionary Actions by Trustee; Consultation.

                (a) The Trustee may, in its discretion, undertake any action that it considers necessary or desirable to protect the Trust or the interests of the Registered Owners. The expenses incurred by the Trustee in connection with taking any action under the preceding sentence (including the fees and disbursements of legal counsel) shall be expenses of the Trust, and the Trustee shall be entitled to be reimbursed for those expenses by the Trust.

                (b) The Trustee shall notify and consult with the Sponsor before undertaking any action under subsection (a) above or if the Trustee becomes aware of any development or event that affects the administration of the Trust but is not contemplated or provided for in this Agreement.

                (c) The Sponsor shall notify and consult with the Trustee before undertaking any action under the last sentence of Section 5.6(d) or if the Sponsor becomes aware of any development or event that affects the administration of the Trust but is not contemplated or provided for in this Agreement.

                                    ARTICLE 6

                            AMENDMENT AND TERMINATION

                Section 6.1.   Amendment.

                The Trustee and the Sponsor may amend any provisions of this Agreement without the consent of any Registered Owner. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Registered Owners will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the Registered Owners. Every Registered Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by this Agreement as amended thereby. In no event shall any amendment impair the right of the Registered Owner of Shares to Surrender Baskets of Shares and receive therefor the amount of Trust Property represented thereby, except in order to comply with mandatory provisions of applicable law.

                Section 6.2.   Termination.

                (a) The Trustee shall set a date on which this Agreement will terminate and mail notice of that termination to the Registered Owners at least 30 days prior to the date set for termination if any of the following occurs:

                (i) The Trustee is notified that the Shares are delisted from a national securities exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

                (ii) Registered Owners acting in respect of at least 75% of the outstanding Shares notify the Trustee that they elect to terminate the Trust;

                (iii) 60 days have elapsed since the Trustee notified the Sponsor of the Trustee's election to resign and a successor trustee has not been appointed and accepted its appointment as provided in Section 5.4;

                (iv) the Commission determines that the Trust is an investment company under the Investment Company Act of 1940, as amended, and the Trustee has actual knowledge of such Commission determination;

                (v) the aggregate market capitalization of the Trust, based on the closing price for the Shares was less than $350 million for five consecutive trading days and the Trustee receives, within six months after the last of those trading days, notice from the Sponsor of its decision to terminate the Trust;

                (vi) the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act of 1936, as amended, and the Trustee has actual knowledge of that determination; or

                (vii) the Trust fails to qualify for treatment, or ceases to be treated, for United States federal income tax purposes, as a grantor trust, and the Trustee receives notice from the Sponsor that the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable.

                (b) If no event specified in subsection (a) above occurs first, the Trust shall terminate on __________, 2044, and the Trustee shall mail a notice of that impending termination to the Registered Owners at least 30 days before that anniversary.

                (c) On and after the date of termination of this Agreement, the Registered Owner of Shares will, upon (i) Surrender of those Shares, (ii) payment of the fee of the Trustee for the Surrender of Shares provided in
Section 5.7, and (iii) payment of any applicable taxes or other governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Trust Property represented by those Shares. The Trustee shall not accept any deposits of Gold after the date of termination of this Agreement. If any Shares remain outstanding after the date of termination of this Agreement, the Trustee thereafter shall discontinue the registration of transfers of Shares, shall not make any distributions to Registered Owners, and shall not give any further notices or perform any further acts under this Agreement, except that the Trustee shall continue to collect distributions pertaining to Trust Property and hold the same uninvested and without liability for interest, pay the Trust's expenses and sell Gold as necessary to meet those expenses and shall continue to deliver Trust Property, together with any distributions received with respect thereto and the net proceeds of the sale of any other property, in exchange for Shares Surrendered to the Trustee (after deducting or upon payment of, in each case, the fee of the Trustee set forth in 5.7 for the Surrender of Shares, any expenses for the account of the Registered Owner of such Shares in accordance with the terms and conditions of this Agreement, and any applicable taxes or other governmental charges). At any time after the expiration of 90 days following the date of termination of this Agreement, the Trustee may sell the Trust Property then held under this Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under this Agreement, unsegregated and without liability for interest, for the pro rata benefit of the Registered Owners of Shares that have not theretofore been Surrendered, such Registered Owners thereupon becoming general creditors of the Trustee with respect to such net proceeds. After making such sale, the Trustee shall be discharged from all obligations under this Agreement, except to account for such net proceeds and other cash (after deducting, in each case, any fees, expenses, taxes or other governmental charges payable by the Trust, the fee of the Trustee for the Surrender of Shares and any expenses for the account of the Registered Owner of such Shares in accordance with the terms and conditions of this Agreement, and any applicable taxes or other governmental charges). Upon the termination of this Agreement, the Sponsor shall be discharged from all obligations under this Agreement except for its obligations to the Trustee under Section 5.6. Sections 5.6, 5.7 and 5.8 shall survive termination of this Agreement.

                                    ARTICLE 7

                                  MISCELLANEOUS

                Section 7.1.   Counterparts.

                This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Agreement shall be filed with the Trustee and shall be open to inspection by any Registered Owner during the Trustee's business hours.

                Section 7.2.   Third-Party Beneficiaries.

                This Agreement is for the exclusive benefit of the parties hereto, and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

                Section 7.3.   Severability.

                In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall in no way be affected, prejudiced or disturbed thereby.

                Section 7.4. Registered Owners, Beneficial Owners and Depositors as Parties; Binding Effect.

                The Registered Owners, Beneficial Owners and Depositors from time to time shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof by their acceptance of Shares or any interest therein or by their depositing Gold, as the case may be.

                Section 7.5.   Notices.

                (a) All notices given under this Agreement must be in writing.

                (b) Any and all notices to be given to the Trustee or the Sponsor shall be deemed to have been duly given (i) when it is actually delivered by a messenger or recognized courier service, (ii) five days after it is mailed by registered or certified mail, postage paid or (iii) when receipt of a facsimile transmission is acknowledged via a return receipt or receipt confirmation as requested by the original transmission, in each case to or at the address set forth below:

To the Trustee:

        THE BANK OF NEW YORK
        101 Barclay Street, 22-W
        New York, New York 10286
        Attention: ADR Administration
        Fax: 212-571-3050

or any other place to which the Trustee may have transferred its Corporate Trust Office with notice to the Sponsor.

To the Sponsor:

        BARCLAYS GLOBAL INVESTORS, N.A.
        45 Fremont Street
        San Francisco, California 94105
        Attention:  ______________________
        Facsimile:  ______________________
        __________________________________
        __________________________________
        __________________________________

or any other place to which the Sponsor may have transferred its principal office with notice to the Trustee.

                (c) Any and all notices to be given to a Registered Owner shall be deemed to have been duly given (i) when actually delivered by messenger or a recognized courier service, (ii) when mailed, postage prepaid or (iii) when sent by facsimile transmission confirmed by letter, in each case at or to the address of such Registered Owner as it appears on the transfer books of the Trustee, or, if such Registered Owner shall have filed with the Trustee a written request that any notice or communication intended for such Registered Owner be delivered to some other address, at the address designated in such request.

                Section 7.6.   Agent for Service; Submission to Jurisdiction.

                The Sponsor hereby (i) irrevocably designates and appoints Barclays Bank PLC, New York Branch, General Counsel's Office, located at 200 Park Avenue, 4th Floor, New York, New York 10166, in the State of New York, as the Sponsor's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares, the Trust Property or this Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in The City of New York, State of New York, in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Sponsor in any such suit or proceeding. The Sponsor agrees to deliver, upon the execution and delivery of this Agreement, a written acceptance by such agent of its appointment as such agent. The Sponsor further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any Shares remain outstanding or this Agreement remains in force. In the event the Sponsor fails to continue such designation and appointment in full force and effect, the Sponsor hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Sponsor at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

                Section 7.7.   Governing Law.

                This Agreement shall be interpreted under, and all rights and duties under this Agreement shall be governed by, the internal substantive laws (but not the choice of law rules) of the State of New York.

                IN WITNESS WHEREOF, BARCLAYS GLOBAL INVESTORS, N.A. and THE BANK OF NEW YORK have duly executed this Agreement as of the day and year first set forth above.

                                            BARCLAYS GLOBAL INVESTORS, N.A.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            THE BANK OF NEW YORK,
                                             as Trustee


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title: Vice President

                                                                       EXHIBIT A

                              [Form of Certificate]

THE SHARES EVIDENCED HEREBY REPRESENT RIGHTS WITH RESPECT TO UNDERLYING TRUST PROPERTY (AS DEFINED IN THE DEPOSITARY TRUST AGREEMENT REFERRED TO HEREIN) HELD BY THE TRUST AND DO NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND ARE NOT GUARANTEED BY THE SPONSOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SHARES NOR THE UNDERLYING TRUST PROPERTY ARE INSURED UNDER ANY AGREEMENT THAT DIRECTLY BENEFITS THE TRUST OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE AGENT AUTHORIZED BY THE ISSUER FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         iSHARES COMEX GOLD TRUST SHARES
                                    ISSUED BY
                            iSHARES COMEX GOLD TRUST
                                  REPRESENTING
           FRACTIONAL INTERESTS IN DEPOSITED GOLD AND ANY OTHER TRUST
                                    PROPERTY

                        THE BANK OF NEW YORK, as Trustee

No.____                                                                 * Shares

                                                             CUSIP: ____________

        THE BANK OF NEW YORK, as Trustee (hereinafter called the Trustee), hereby certifies that CEDE & CO., as nominee of the Depository Trust Company, or registered assigns, IS THE OWNER OF * Shares issued by iShares COMEX Gold Trust, each representing a fractional undivided interest in the net assets of the Trust, as provided in the Agreement referred to below. At the time of delivery of the Agreement, each 50,000 Shares represented an interest in 5,000 Fine Ounces of Gold that are deposited under the Agreement and held by the Custodian referred to in the Agreement. The amount of Gold in which each 50,000 Shares represents an interest will decline over time as provided in the Agreement. The Trustee's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, New York 10286, and its principal executive office is located at One Wall Street, New York, New York 10286.

        This Certificate is issued upon the terms and conditions set forth in the Depositary Trust Agreement dated as of _________, 2004 (the "Agreement") among Barclays Global Investors, N.A. (herein called the Sponsor), the Trustee, all Registered Owners and Beneficial Owners from time to time of Shares issued thereunder and all Depositors. By becoming a Registered Owner or Beneficial Owner, or by depositing Gold, a Person becomes a party to the Agreement and is bound by all the terms and conditions of the Agreement. The Agreement sets forth the rights of Depositors and Registered Owners and the rights and duties of the Trustee and the Sponsor. Copies of the Agreement are on file at the Trustee's Corporate Trust Office in New York City.

----------

* That number of Shares held at The Depository Trust Company at any given point in time.

        The Agreement is hereby incorporated by reference into and made a part of this Certificate as if set forth in full in this place. Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

        This Certificate shall not be entitled to any benefits under the Agreement or be valid or obligatory for any purpose unless it is executed by the Trustee by the manual or facsimile signature of a duly authorized signatory of the Trustee and, if a Registrar (other than the Trustee) for the Shares shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar.

Dated:                                            THE BANK OF NEW YORK,
       ---------------------                       as Trustee


                                                  By:
                                                     ---------------------------

                 THE TRUSTEE'S CORPORATE TRUST OFFICE ADDRESS IS
                  101 BARCLAY STREET, NEW YORK, NEW YORK 10286